EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 750,000 shares of common stock pursuant to the First Interstate BancSystem, Inc. 2001 Stock Option Plan, as amended, of our report dated February 6, 2003, with respect to the consolidated financial statements of First Interstate BancSystem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
June 19, 2003